                                                                    EXHIBIT 99.1


Laura Crowley                                         Leslie Green
General Magic, Inc.                                   Stapleton Communications
1 + 408 774 4457                                      1 + 650 470 0200
ir@generalmagic.com                                   leslie@stapleton.com


                                                           FOR IMMEDIATE RELEASE

               General Magic Announces First Quarter 2002 Results

        SUNNYVALE, Calif. (April 24, 2002) - General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice application software and services, today announced operating results for the first quarter ended March 31, 2002.

        Revenue for the first quarter ended March 31, 2002, was $2.5 million, up 39%, from the $1.8 million reported in the fourth quarter of 2001 and up 108% over $1.2 million reported in the first quarter of 2001.

        Net loss applicable to common shareholders for the first quarter of 2002 was $5.3 million or a loss of $0.06 per diluted share, compared with $5.6 million or a loss of $0.07 per diluted share in the fourth quarter of 2001 and with $7.2 million or a loss of $0.11 per diluted share in the first quarter a year ago. The loss applicable to common stockholders for the fourth quarter of 2001 was adjusted downward to reflect a positive $1.1 million non-cash adjustment to accumulated deficit related to a discount that resulted from the conversion of the Series D and F preferred stock, compared with a $133 thousand non-cash adjustment related to dividends on preferred stock during the first quarter of 2001. Excluding the effect of these non-cash adjustments, the company incurred a net loss of $5.3 million or a loss of $0.06 per share for the first quarter of 2002 compared with a net loss of $6.7 million or a loss of $0.08 per share for the fourth quarter of 2001 and a net loss of $7.1 million or a loss of $0.11 per share for the first quarter of 2001.


                                     -more-

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                                    General Magic Reports 1st Quarter Results/-2

        Operating expenses for the first quarter were $7.7 million, down from $8.2 million in the fourth quarter of 2001 and down from $8.6 million for the first quarter of 2001. Cash and short-term investments totaled $12.1 million, as of March 31, 2002, compared with $10.0 million at Dec. 31, 2001. The increase in cash reflects $7.0 million raised in a private financing transaction, prior to any offering expenses, and the Company's ongoing cost control efforts. The first quarter cash burn was $4.5 million prior to the financing mentioned above net of offering expenses.

        "In addition to meeting and exceeding our financial performance goals for the quarter, we made important progress towards bringing our new magicTalk Enterprise Platform product to market," said Kathie Layton, president and CEO. "During the quarter we completed our first two customer engagements and delivered the initial phase of a customer care solution for PNM, a New Mexico utility. We are now engaged in sales discussions with each of these three customers for follow-on projects using our Enterprise Platform product. In addition, we began the build-out of an indirect sales channel with the formation of a strategic partnership with IVB.

        "As we move into the second quarter, we continue to be very focused on adding new customers and partners, expanding our current customer relationships and controlling our expenses. We see great promise in the positive response our product has received from industry analysts, our initial customers and strategic partners, validating our decision to focus on delivering an enterprise solution for voice that leverages the Java 2 Enterprise Edition software architecture now being adopted by 75% of large companies."


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                                    General Magic Reports 1st Quarter Results/-3


        ENTERPRISE SALES INITIATIVE

         The company also made a change to its executive team to better align skill sets and focus on advancing sales to target customers in our sales pipeline. Pat Haleftiras, who has been with the company over a year, will assume responsibility for overseeing our enterprise sales activities, enabling the company to leverage his 20 years of experience in enterprise software sales and consulting. As we develop our relationships with our currently announced partners and bring on new partners, this move allows us to leverage Pat's experience with the team selling that is typical and essential in the enterprise market space.

        GUIDANCE

        The following guidance for the second quarter is based on the company's current beliefs and expectations.

- Revenue in the second quarter of 2002 is anticipated to be in the range of $2.8 to $3.5 million.

- Cost of Revenues and Operating Expenses for the second quarter of 2002 are expected to be between $8.2 million dollars and $8.6 million dollars. Virtually all the cost increases will be associated with increases in sales staff and cost of professional services required to deliver revenue. Included in this projection is approximately $700 thousand dollars in depreciation and amortization expense.

- Net cash burn prior to any financings is expected to be between $5.0 million dollars and $5.5 million dollars for the second quarter of 2002.

ABOUT GENERAL MAGIC

General Magic is a leading voice infrastructure company that provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech

                                    General Magic Reports 1st Quarter Results/-4


recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit http://www.generalmagic.com.

General Magic notes that the forward-looking statements in this press release, which speak only as of the date hereof, and which include, but are not limited to, the financial projections and estimates of net cash burn for the second quarter, involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the company's financial resources to execute its business plan and to support its continuing operations; the company's dependence on a single customer under contracts that may not be renewed; market acceptance of the company's voice application products and services; the risk that the company's stock may be delisted from the Nasdaq National Market, the company's ability to generate sufficient revenues from its products and services to operate profitably; the company's ability to attract, retain and motivate key technical, sales, marketing and management personnel; the ability of the company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; and the company's ability to respond effectively to competitive developments. These and other risks and uncertainties are detailed in General Magic's filings made with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.


                                      # # #


                            FINANCIAL TABLES ATTACHED

                               GENERAL MAGIC, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     ASSETS

                                                                        MARCH 31,      DECEMBER 31,
                                                                           2002           2001
                                                                        ---------      ------------
Current assets:
 Cash and cash equivalents .......................................      $  11,052       $   8,989
 Short-term investments ..........................................            999             995
 Accounts Receivable .............................................          1,628           1,247
 Other current assets ............................................            420             561
                                                                        ---------       ---------
     Total current assets ........................................         14,099          11,792
                                                                        ---------       ---------
Property and equipment, net ......................................          2,812           3,460
Other assets .....................................................             93              93
                                                                        ---------       ---------
     Total assets ................................................      $  17,004       $  15,345
                                                                        =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ................................................      $     931       $     987
 Accrued expenses ................................................          4,288           3,613
 Notes Payable - current .........................................            750             613
 Deferred revenue and other current liabilities ..................            736             862
                                                                        ---------       ---------
     Total current liabilities ...................................          6,705           6,075
Other long-term liabilities ......................................          2,952           3,231
                                                                        ---------       ---------
     Total liabilities ...........................................      $   9,657       $   9,306
                                                                        =========       =========
Commitments

Redeemable, convertible Series D and Series F preferred stock,
  $0.001 par value stated at involuntary liquidation  preference;
  authorized: 3 shares; issued and outstanding: 2002 - 0; 2001 - 0       $     --       $      --

Stockholders' equity:
Convertible preferred stock, $0.001 par value
  authorized: 424 shares; issued and outstanding:
  2002 - 2; 2001 - 2 .............................................              2               2

Common stock,  $0.001 par value; authorized: 200,000
  shares; issued and outstanding: 2002 - 127,325;
  2001 - 93,388 ..................................................            128              93
 Additional paid-in capital ......................................        353,698         347,174
 Accumulated other comprehensive gain ............................             --               1
 Accumulated deficit .............................................       (345,980)       (340,730)
 Less treasury stock, at cost: 2002 -- 527; 2001 -- 527 ..........           (501)           (501)
                                                                        ---------       ---------
     Total stockholders' equity ..................................          7,347           6,039
                                                                        ---------       ---------
                                                                        $  17,004       $  15,345
                                                                        =========       =========

                               GENERAL MAGIC, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      THREE-MONTH PERIODS ENDED
                                                              MARCH 31,
                                                       ------------------------
                                                         2001            2001
                                                       --------        --------
Revenues:
 Service revenue - related party ...............       $  1,781        $  1,145
 Service revenue ...............................            244              55
 Licensing revenue .............................            447              16
                                                       --------        --------
     Total revenue .............................          2,472           1,216
 Costs and expenses:
   Cost of service revenue - related party .....            883             524
   Cost of revenue .............................            786              --
   Network operations ..........................            751           1,460
   Research and development ....................          1,778           1,535
   Selling, general and administrative .........          2,656           3,611
   Depreciation and amortization ...............            856           1,450
                                                       --------        --------
     Total costs and expenses ..................          7,710           8,580
                                                       --------        --------
Loss from operations ...........................         (5,238)         (7,364)
Other income (expense), net ....................            (12)            264
                                                       --------        --------
Loss before income taxes .......................         (5,250)         (7,100)
Income taxes ...................................             --               1
                                                       --------        --------
     Net loss ..................................       $ (5,250)       $ (7,101)
                                                       --------        --------
Dividends on preferred stock ...................             --            (133)
Loss applicable to common stockholders .........       $ (5,250)       $ (7,234)
                                                       ========        ========
Basic and diluted loss per share ...............       $  (0.06)       $  (0.11)
                                                       ========        ========
Shares used in computing per share amounts .....         95,015          66,904


Net loss applicable to common shareholders for the three-month period ended March 31, 2001 includes the net loss for the period and $133 thousand in adjustments to accumulated deficit related to dividends on preferred stock during the period.